UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 31, 2015, James P. McManus notified Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), of his decision, after more than a decade of service on the Board of Directors of Casella (the “Casella Board”), to retire from the Casella Board, effective August 31, 2015. Mr. McManus’s decision to retire from the Casella Board is not due to any disagreement on any matter related to Casella’s operations, policies or practices.

(d)

On September 1, 2015, the Casella Board, acting upon the recommendation of its Nominations and Governance Committee, appointed William P. Hulligan, age 72, as a Class III director to fill the vacancy created on the Casella Board as a result of Mr. McManus’s resignation, effective August 31, 2015. Pursuant to Casella’s Second Amended and Restated Certificate of Incorporation, which provides that the term of any director elected to fill a vacancy between annual meetings of stockholders will last until the next annual meeting and until such director’s successor has been duly elected and qualified, or until his earlier death, resignation or removal, Mr. Hulligan’s term will expire at Casella’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Accordingly, Mr. Hulligan will stand for election at the 2015 Annual Meeting. In connection with his election to the Casella Board, Mr. Hulligan was appointed to the Casella Board’s Audit Committee.

Mr. Hulligan is the former President and Chief Operating Officer of Progressive Waste Solutions, one of North America’s largest full-service waste management companies which provide non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers. He brings to the Casella Board more than 40 years of experience in the waste management industry, including a 24-year career at Waste Management, Inc., the largest provider of comprehensive waste management services in North America. Following his time at Waste Management, Mr. Hulligan served seven years as Executive Vice President of Waste Services Inc., a publicly-traded multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada.

There are currently no agreements, arrangements or understandings between Mr. Hulligan and any other person pursuant to which Mr. Hulligan was appointed to serve as a member of the Casella Board. There are currently no transactions in which Mr. Hulligan has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.

In connection with his appointment to the Casella Board, Mr. Hulligan received a grant of shares of restricted Class A common stock of Casella having a value of approximately $50,000 on September 1, 2015. The restricted stock grant will vest in three equal annual installments beginning on September 1, 2016, provided that Mr. Hulligan continues to serve on the Casella Board at the time of vesting. During his service as a non-employee director, Mr. Hulligan will also be entitled to an additional annual grant, following each annual meeting of stockholders, of shares of restricted Class A common stock having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

As a non-employee director, Mr. Hulligan will also be entitled to a pro-rated portion of the applicable board retention and committee fees under Casella’s non-employee director compensation guidelines, based upon his service prior to the 2015 Annual Meeting. Mr. Hulligan shall thereafter receive fees for services as a Casella Board and committee member pursuant to Casella’s non-employee director compensation guidelines, as updated from time to time by the Casella Board. Mr. Hulligan will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Casella Board meetings and meetings of committees on which he serves.

Item 8.01.	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the names of Casella’s directors and executive officers and their respective interests in Casella by security holdings or otherwise can be found in Casella’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, filed with the SEC on April 30, 2015. To the extent holdings of Casella’s securities have changed since the amounts set forth in Casella’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Casella intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Casella’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: September 2, 2015	By:	/s/ Edmond R. Coletta
Senior Vice President and Chief Financial Officer